EXHIBIT 32.1
Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report of Buffets Holdings, Inc. (the “Company”) on Form 10-K for the year ended June 27, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, R. Michael Andrews, Jr , Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ R. Michael Andrews, Jr
R. Michael Andrews, Jr
Chief Executive Officer
(Principal Executive Officer)
September 25, 2007
     This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.